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                                                                 EXHIBIT 99.1(b)

                     ANNUAL CERTIFICATEHOLDERS' STATEMENT
                           J. C. PENNEY COMPANY, INC.

                     --------------------------------------

                          JCP MASTER CREDIT CARD TRUST

                     --------------------------------------
                        9.625% ASSET BACKED CERTIFICATES
                                    SERIES C
                              CUSIP NO. 466115AC6

     Under Section 5.2 of the Master Pooling and Servicing Agreement dated as of September 5, 1988, as supplemented by the Series C Supplement dated as of April 9, 1990, (together with the "Pooling and Servicing Agreement") by and between JCP Receivables, Inc., J. C. Penney Company, Inc. ("JCPenney"), as Servicer and The Fuji Bank and Trust Company (the "Trustee"), JCPenney is required to prepare certain information for each Series in aggregate for the year regarding current distributions to Certificateholders of such Series and the performance of the JCP Master Credit Card Trust (the "Trust") during the previous year. The information which is required to be prepared with respect to the performance of the Trust during the year of 1996, (January 1, 1996 through December 31, 1996), is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate of this Series (a "Certificate"). Certain other information is presented based on the aggregate amounts for the Trust as a whole. Capitalized terms used in this Certificate have their respective meanings set forth in the Pooling and Servicing Agreement.

A.   Information Regarding the Aggregate Annual Distributions
     --------------------------------------------------------
     (Stated on the Basis of $1,000 Original Certificate Principal
     -------------------------------------------------------------
     Amount) for this Series.
     -----------------------
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
     1.   The total amount of the distribution to
          Certificateholders per $1,000 original
          Certificate Principal amount.............  $          96.26

     2.   The amount of the distribution set
          forth in paragraph 1 above allocable to
          Certificate Principal, per $1,000
          original Certificate Principal
          amount...................................  $           0.00

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

     3.   The amount of the distribution set forth
          in paragraph 1 above allocable to
          Certificate Interest, per $1,000
          original Certificate Principal
          amount...................................          $       96.26

B.   Information Regarding the Funding Accounts (Stated
     --------------------------------------------------
     on the Basis of $1,000 Original Certificate
     -------------------------------------------
     Principal Amount) for this Series.
     ---------------------------------

     1.   The total amount on deposit in the
          Principal Funding Account allocable to
          Certificate Principal per $1,000
          original Certificate Principal amount....          $        0.00

     2.   The total amount on deposit in the
          Interest Funding Account allocable to
          Certificate Interest, per $1,000
          original Certificate amount..............          $        0.00

C.   Information Regarding the Performance of the Trust.
     --------------------------------------------------

     1.   Collection of Principal Receivables
          -----------------------------------

          The aggregate amount of Collections of
          Principal Receivables processed which
          were allocated in respect of the
          Certificates of this Series..............          $ 833,084,391

     2.   Collection of Finance Charge Receivables
          ----------------------------------------

          The aggregate amount of Collections of
          Finance Charge Receivables processed
          which were allocated in respect of the
          Certificates of this Series..............          $  71,551,418

     3.   Net Recoveries
          --------------

          The aggregate amount of Net Recoveries
          which were allocated in respect of the
          Certificates of this Series..............          $        0.00

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

     4.   Principal Receivables in the Trust
          ----------------------------------

          (a) The aggregate amount of Principal
              Receivables in the Trust as of the
              end of the day on the last day of
              1996 (which reflects the
              Principal Receivables represented
              by the JCPR Amount and by the
              Aggregate Investor Amount)..........    $ 1,989,361,565
          (b) The amount of Principal Receivables
              in the Trust represented by the
              Aggregate Investor Amount as of
              the end of the day on the last day
              of 1996.............................    $   725,000,000
          (c) The Aggregate Investor Amount set
              forth in paragraph 4(b) above as a
              percentage of the aggregate amount
              of Principal Receivables set forth
              in paragraph 4(a) above as of the
              end of the day on the last day of
              1996................................             36.44%

          (d) The Aggregate Investor Amount for
              this Series as a percentage of the
              aggregate amount of Principal
              Receivables in the Trust as set
              forth in paragraph 4(a) above.......             18.85%
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     5.   Delinquent Balances
          -------------------

          The aggregate amount of outstanding
          balances in the Accounts in the Trust
          which were delinquent as of the end of
          the day on the last day of 1996:
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

                                                            Aggregate
                                                             Account
                                                             Balance
                                                             -------
          (a) 1 month:..........................      $     68,021,865
          (b) 2 months:.........................            26,474,512
          (c) 3 months:.........................            18,283,535
          (d) 4 months:.........................            14,064,616
          (e) 5 months:.........................             8,125,719
          (f) 6 or more months:.................                     0

                                   Total:             $    134,970,247
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     6.   Investor Default Amount
          -----------------------

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
          The aggregate amount of the Investor
          Default Amount which was allocated in
          respect of the Certificates of this
          Series for 1996.........................   $      22,952,330

     7.   Investor Charge Offs;
          ---------------------
          Reimbursement of Charge Offs
          ----------------------------

          (a) The aggregate amount of Investor
              Charge Offs which was allocated
              in respect of the Certificates of
              this Series for 1996................   $            0.00

          (b) The amount of the Investor Charge
              Offs set forth in paragraph 7(a)
              above, per $1,000 original
              Certificate Principal amount
              (which will have the effect of
              reducing pro rata, the amount of
                       --- ----
              each Certificateholder's
              investment) allocated to this
              Series for 1996.....................   $            0.00

          (c) The aggregate amount reimbursed
              to the Trust in 1996 from drawings
              under the Letter of Credit in
              respect of Investor Charge Offs in
              prior months........................   $            0.00

          (d) The amount set forth in paragraph
              7(c) above, per $1,000 original
              Certificate Principal amount
              (which will have the effect of
              increasing, pro rata, the amount
                          --- ----
              of each Certificateholder's
              investment) allocated to this
              Series..............................   $            0.00

     8.   Investor Annual Servicing Fee
          -----------------------------

          The aggregate amount of the Investor
          Monthly Servicing Fee for this Series
          for 1996 payable by the Trust to the
          Servicer...............................    $        2,812,500
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

     9.   Investor Annual Facility Fee
          ----------------------------

          The aggregate amount of the Investor
          Monthly Facility Fee for this Series
          for 1996 payable by the Trust to JCPR
          .......................................     $        4,687,500

     10.  Available L/C Amount
          --------------------

          The Available L/C Amount as of the
          close of business on the last day of
          1996 specified above for this
          Series.................................     $       45,000,000

D.   The Pool Factor.
     ---------------

     The Pool Factor (which represents the
     ratio of the Adjusted Investor Amount
     for this Series as of the end of the
     last day of 1996 to the applicable
     Initial Investor Amount).  (The amount
     of a Certificateholder's pro rata share
                              --- ----
     of the Investor Amount can be
     determined by multiplying the
     original denomination of the Holder's
     Certificate by the Pool Factor).............              1.0000000

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                          J. C. PENNEY COMPANY, INC.,
                                  as Servicer

                                By:  /s/ M. Rich
                                   -------------------
                           Title:  Credit Controller




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